Exhibit 21.1
Subsidiaries of Marathon Oil Corporation*

State or Country in which
Company Name	Incorporated or Organized

Alaska Transportation Service Company	Delaware
Alba Associates LLC	Cayman Islands
Alba Equatorial Guinea Partnership, L.P.	Delaware
Alba Plant LLC	Cayman Islands
Alvheim AS	Norway
Amethyst Calypso Pipeline LLC	Delaware
AMPCO Marketing, L.L.C.	Michigan
AMPCO Services, L.L.C.	Michigan
Arctic Sun Shipping Company, Ltd.	Delaware
Beluga Pipe Line Company	Delaware
Brae Gas Marketing Company Limited	England
Caprock Investment Corporation	Delaware
Catlettsburg Refining, LLC	Delaware
E.G. Global LNG Services, Ltd.	Delaware
Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
Equatorial Guinea LNG Holdings Limited	Bahamas
Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
Globex Energy, Inc.	Delaware
Green Bay Terminal Corporation	Wisconsin
Hardin Street Logistics LLC	Delaware
Interocean Oil Company, Inc.	Delaware
Kenai Kachemak Pipeline, LLC	Alaska
Kenai Nikiski Pipeline LLC	Delaware
Khanty Mansiysk Oil Corporation	Delaware
LLC “Khanty-Mansiysk engineering-geodesic company”	Russian Federation
Mannheim Terminal and Warehousing Service Company	Illinois

State or Country in which
Company Name	Incorporated or Organized

Marathon Alaska Natural Gas Company	Delaware
Marathon Canada Holdings Limited	Canada
Marathon Canada Marketing, Ltd.	Delaware
Marathon Canada Petroleum ULC	Canada
Marathon Domestic LLC	Delaware
Marathon E.G. Alba Limited	Cayman Islands
Marathon E.G. Holding Limited	Cayman Islands
Marathon E.G. International Limited	Cayman Islands
Marathon E.G. LNG Holding Limited	Cayman Islands
Marathon E.G. LPG Limited	Cayman Islands
Marathon E.G. Methanol Limited	Cayman Islands
Marathon E.G. Offshore Limited	Cayman Islands
Marathon E.G. Petroleum Operations Limited	Cayman Islands
Marathon E.G. Production Limited	Cayman Islands
Marathon East Texas Holdings LLC	Delaware
Marathon Financing Trust I	Delaware
Marathon Financing Trust II	Delaware
Marathon Gas Gathering Inc.	Delaware
Marathon Global Services, Ltd.	Delaware
Marathon International Oil Company	Delaware
Marathon International Petroleum (G.B.) Limited	England
Marathon International Petroleum Angola Block 31 Limited	Cayman Islands
Marathon International Petroleum Angola Block 32 Limited	Cayman Islands
Marathon International Petroleum Canada, Ltd.	Delaware
Marathon International Petroleum Hibernia Limited	Cayman Islands
Marathon International Petroleum Holdings LLC	Delaware
Marathon International Petroleum Ireland Limited	Cayman Islands
Marathon International Petroleum Libya Limited	Cayman Islands
Marathon International Petroleum, Ltd.	Delaware
Marathon LNG Marketing LLC	Delaware
Marathon Luxembourg Financing S.a.r.l	Luxembourg
Marathon Offshore Alpha Limited	Cayman Islands
Marathon Offshore Delta Limited	Cayman Islands
Marathon Offshore Epsilon Limited	Cayman Islands

State or Country in which
Company Name	Incorporated or Organized

Marathon Offshore Pipeline LLC	Delaware
Marathon Oil (East Texas) L.P.	Texas
Marathon Oil (West Texas) L.P.	Texas
Marathon Oil Company	Ohio
Marathon Oil Company Foundation	Texas
Marathon Oil Corporation	Delaware
Marathon Oil Downstream, Ltd.	Delaware
Marathon Oil Exploration (U.K.) Limited	England
Marathon Oil Gabon Limited	Cayman Islands
Marathon Oil Ireland Limited	Cayman Islands
Marathon Oil Manx Limited	Isle Of Man
Marathon Oil North Sea (G.B.) Limited	England
Marathon Oil U.K., Ltd.	Delaware
Marathon Petroleum Amethyst Limited	Cayman Islands
Marathon Petroleum Angola Block 31 Limited	Cayman Islands
Marathon Petroleum Angola Block 32 Limited	Cayman Islands
Marathon Petroleum Cap Bon, Ltd.	Delaware
Marathon Petroleum Company	Delaware
Marathon Petroleum Company (Norway)	Delaware
Marathon Petroleum Company Canada, Ltd.	Canada
Marathon Petroleum Company LLC	Delaware
Marathon Petroleum Eastern, Ltd.	Delaware
Marathon Petroleum Garnet Limited	Cayman Islands
Marathon Petroleum Gebel El Zeit, Ltd.	Delaware
Marathon Petroleum Hibernia, Ltd.	Delaware
Marathon Petroleum Holdings LLC	Delaware
Marathon Petroleum Investment, Ltd.	Delaware
Marathon Petroleum Ireland, Ltd.	Delaware
Marathon Petroleum Libya, Ltd.	Delaware
Marathon Petroleum Norge AS	Norway
Marathon Petroleum North Sea (G.B.) Limited	England

State or Country in which
Company Name	Incorporated or Organized

Marathon Petroleum Preferred Funding, Ltd.	Delaware
Marathon Petroleum Production Finance, Ltd.	Delaware
Marathon Petroleum Qatar Limited	Cayman Islands
Marathon Petroleum Russia, Ltd.	Delaware
Marathon Petroleum Supply LLC	Delaware
Marathon Petroleum U.K., Ltd.	Delaware
Marathon Petroleum West of Shetlands Limited	England and Wales
Marathon Petroleum Western Siberia Limited	Cayman Islands
Marathon Pipe Line Company	Nevada
Marathon Pipe Line LLC	Delaware
Marathon PrePaid Card LLC	Ohio
Marathon Qatar GTL Limited	Cayman Islands
Marathon Russia Offshore Resources, Ltd.	Delaware
Marathon Russia Resource Company, Ltd.	Delaware
Marathon Russia Secondment, Ltd.	Delaware
Marathon Saturn Limited	Ireland
Marathon Service (G.B.) Limited	England
Marathon Service Company	Delaware
Marathon West Texas Holdings LLC	Delaware
Mid-Valley Supply LLC	Delaware
Miltiades Limited	England and Wales
MOC Administration LLC	Delaware
MOC Portfolio Delaware, Inc.	Delaware
Mountain Ventures Mayfield Heights, LLC	Delaware
MP Russia Holding Limited	Cyprus
Muskegon Pipeline LLC	Delaware
Navatex Gathering LLC	Delaware
Ohio River Pipe Line LLC	Delaware
Old Main Assurance Ltd.	Bermuda
Omni Logistics LLC	Delaware
Pan Ocean Energy Company	Delaware
Pennaco Energy, Inc.	Delaware
Pheidippides Finance B.V.	Netherlands

State or Country in which
Company Name	Incorporated or Organized

Polar Eagle Shipping Company, Ltd.	Delaware
Red Butte Pipe Line Company	Delaware
Speedway Beverage LLC	Delaware
Speedway Petroleum Corporation	Delaware
Speedway Prepaid Card LLC	Ohio
Speedway SuperAmerica LLC	Delaware
Speedway.com LLC	Delaware
Spinnaker Trading Limited	Cyprus
Starvin Marvin, Inc.	Delaware
SuperAmerica Beverage LLC	Delaware
SuperAmerica Franchising LLC	Delaware
SuperMom’s LLC	Delaware
Yorktown Assurance Corporation	Vermont

*	Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary under the Securities and Exchange Commission Regulation S-X, Rule 1-02(w).